================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K/A
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report:  December 6, 1997


================================================================================



Exact Name of Registrant                   Commission     I.R.S. Employer
as Specified in Its Charter                File Number   Identification No.
---------------------------                -----------   ------------------

Hawaiian Electric Industries, Inc.           1-8503           99-0208097


================================================================================



                               State of Hawaii
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


                 900 Richards Street, Honolulu, Hawaii 96813
        ----------------------------------------------------------------
             (Address of principal executive offices and zip code)



Registrant's telephone number, including area code:  (808) 543-5662




                                    None
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)



================================================================================

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
------------------------------------------

     The following financial statements and pro forma financial information are being filed pursuant to subparts (a) and (b) of Item 7 as an amendment to the Current Report on Form 8-K filed on December 19, 1997, which reported the acquisition by registrant's subsidiary, American Savings Bank, F.S.B., of substantially all the deposits and certain of the branches and other assets of the Hawaii Division of Bank of America, FSB, effective as of December 6, 1997.

(a) Audited and Unaudited Statements of the acquired Bank of America, FSB (BoA) Hawaii Division operations prepared pursuant to Rule 3-05 of Regulation S-X.

Page

 11    Report of Independent Certified Public Accountants, KPMG Peat Marwick
----
       LLP, dated January 26, 1998

 12    Statements of Assets to be Sold and Liabilities to be Transferred -
----
       December 31, 1996 and September 30, 1997 (Unaudited)

 13    Statements of Direct Revenues and Expenses Before Income Taxes - Year
----
       Ended December 31, 1996 and the Nine Months Ended September 30, 1997 (Unaudited)

 14    Notes to Statements of Assets to be Sold and Liabilities to be
----
       Transferred and Direct Revenues and Expenses Before Income Taxes - December 31, 1996 and September 30, 1997 (Unaudited)

 20    Schedule 1 - Average Balances of Deposit Liabilities to be Transferred
----
       (Unaudited)

 21    Schedule 2 - Interest Expense (Unaudited)
----

 22    Schedule 3 - Commercial Real Estate and Commercial and Industrial Loans
----
       (Unaudited)

 23    Schedule 4 - Allowance for Loan Losses Allocation (Unaudited)
----


(b) THE FOLLOWING UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF HAWAIIAN ELECTRIC INDUSTRIES, INC. (HEI) ARE PRESENTED FOR COMPARATIVE PURPOSES ONLY AND AS REQUIRED BY AND IN ACCORDANCE WITH ARTICLE 11 OF REGULATION S-X. HOWEVER, MANAGEMENT DOES NOT BELIEVE THAT THESE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF HEI ARE INDICATIVE OF THE COMBINED FINANCIAL POSITION OR RESULTS OF OPERATIONS WHICH MAY BE OBTAINED IN THE FUTURE. IN ADDITION, THESE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF HEI ARE NOT NECESSARILY INDICATIVE OF THE COMBINED FINANCIAL POSITION OR RESULTS OF OPERATIONS WHICH WOULD HAVE BEEN REALIZED HAD THE ACQUISITION BEEN CONSUMMATED DURING THE PERIODS OR AS OF THE DATES FOR WHICH THE PRO FORMA FINANCIAL STATEMENTS ARE PRESENTED. AMONG OTHER THINGS, THESE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF HEI DO NOT GIVE EFFECT TO THE ESTIMATED EARNINGS ON CASH AND EQUIVALENT AMOUNTS RECEIVED FROM BOA UPON CONSUMMATION, MOST OF WHICH CASH WAS INVESTED IN INTEREST-BEARING ASSETS, OR REDUCTIONS IN THE EXPENSES OF THE ACQUIRED OPERATIONS WHICH MANAGEMENT EXPECTS TO ACHIEVE SUBSEQUENT TO THE AFOREMENTIONED ACQUISITION.

              Hawaiian Electric Industries, Inc. and Subsidiaries
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  (Unaudited)

                               September 30, 1997
               (Assumed Date of Acquisition:  September 30, 1997)

                                     HEI               BoA
                                     and         Hawaii Division
                                Subsidiaries        Operations      Pro Forma           Pro Forma
(in thousands)                  (Historical)       (Historical)    Adjustments           Combined
--------------------------------------------------------------------------------------------------

ASSETS
------
Cash and equivalents.........     $  124,610         $   76,797      $ 700,505    (B)   $1,061,912
                                                                       160,000    (A)
Investment and
   mortgage-backed
   securities................      1,482,388                 --             --           1,482,388
Loans receivable, net........      2,113,929            876,032          2,194    (B)    2,992,155
Property, plant and
   equipment, net............      1,984,057             19,838         (1,549)   (B)    2,002,346
Due from Bank of
  America, FSB...............             --            792,857       (792,857)   (B)           --
Other........................        499,421              6,139             --             505,560
Goodwill and other
   intangibles...............         33,878                 --         94,239    (B)      128,117
                                  ----------         ----------      ---------          ----------
                                  $6,238,283         $1,771,663      $ 162,532          $8,172,478
                                  ==========         ==========      =========          ==========

LIABILITIES AND
---------------
   STOCKHOLDERS' EQUITY
   --------------------
LIABILITIES
Deposit liabilities..........     $2,220,326         $1,757,370      $   2,532    (B)   $3,980,228
Short-term borrowings........        116,364                 --        160,000    (A)      276,364
Securities sold
   under agreements
   to repurchase.............        629,785                 --             --             629,785
Advances from Federal
   Home Loan Bank............        706,774                 --             --             706,774
Long-term debt...............        803,672                 --             --             803,672
Deferred income taxes........        189,997                 --             --             189,997
Other........................        533,566             14,293             --             547,859
                                  ----------         ----------      ---------          ----------
                                   5,200,484          1,771,663        162,532           7,134,679
                                  ----------         ----------      ---------          ----------
HEI and HECO-
   obligated
   preferred securities of
   trust subsidiaries........        150,000                 --             --             150,000
Preferred stock of
   electric utility
   subsidiaries..............         84,363                 --             --              84,363
                                  ----------         ----------      ---------          ----------
                                     234,363                 --             --             234,363
                                  ----------         ----------      ---------          ----------
STOCKHOLDERS' EQUITY
Preferred stock..............             --                 --             --                  --
Common stock.................        647,062                 --             --             647,062
Retained earnings............        156,374                 --             --             156,374
                                  ----------         ----------      ---------          ----------
                                     803,436                 --             --             803,436
                                  ----------         ----------      ---------          ----------
                                  $6,238,283         $1,771,663      $ 162,532          $8,172,478
                                  ===========        ==========      =========          ==========

See notes to unaudited pro forma condensed combined financial statements.

              Hawaiian Electric Industries, Inc. and Subsidiaries
                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                  (Unaudited)

                      Nine Months Ended September 30, 1997
                (Assumed Date of Acquisition:  January 1, 1997)


                                                HEI              BoA
                                                and        Hawaii Division     Pro Forma
                                           Subsidiaries       Operations      Adjustments     Pro Forma
(in thousands)                             (Historical)      (Historical)         (C)         Combined
-------------------------------------------------------------------------------------------------------

REVENUES
Electric utility........................     $  831,314           $    --         $    --    $  831,314
Savings bank............................        210,211            68,552              --       278,763
Other...................................         45,042                --              --        45,042
                                             ----------           --------        -------    ----------
                                              1,086,567            68,552              --     1,155,119
                                             ----------           --------        -------    ----------

EXPENSES
Electric utility........................        704,179                --              --       704,179
Savings bank............................        173,843            84,158           1,860       259,861
Other...................................         52,711                --              --        52,711
                                             ----------           -------         -------    ----------
                                                930,733            84,158           1,860     1,016,751
                                             ----------           -------         -------    ----------

OPERATING INCOME
(LOSS)
Electric utility........................        127,135                 --             --       127,135
Savings bank............................         36,368            (15,606)        (1,860)       18,902
Other...................................         (7,669)                --             --        (7,669)
                                             ----------           --------        -------    ----------
                                                155,834            (15,606)        (1,860)      138,368
                                             ----------           --------        -------    ----------
Interest expense --
   electric utility
   and other                                    (48,074)                --         (7,044)      (55,118)
Other, net..............................            (39)                --             --           (39)
Preferred securities
   distributions of
   trust subsidiaries...................         (7,503)                --             --        (7,503)
Allowance for
   equity funds used
   during construction..................          8,079                 --             --         8,079
                                             ----------           --------        -------    ----------
INCOME (LOSS) BEFORE
   INCOME TAXES.........................        108,297            (15,606)        (8,904)       83,787
Income taxes (benefit)..................         44,701                 --         (9,804)       34,897
                                             ----------           --------        -------    ----------
NET INCOME (LOSS).......................     $   63,596           $(15,606)       $   900    $   48,890
                                             ==========           ========        =======    ==========

Historical and basic
   earnings per
   common share.........................     $     2.04                                       $    1.56
                                             ==========                                       =========
Diluted earnings
   per common share.....................     $     2.03                                       $    1.56
                                             ==========                                       =========
Dividends per
   common share.........................     $     1.83                                       $    1.83
                                             ==========                                       =========
Weighted average
   number of common
   shares outstanding:
     Historical and basic...............         31,244                                          31,244
                                             ==========                                       =========
     Diluted............................         31,343                                          31,343
                                             ==========                                       =========

See notes to unaudited pro forma condensed combined financial statements.

              Hawaiian Electric Industries, Inc. and Subsidiaries

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                                  (Unaudited)

                          Year Ended December 31, 1996
                (Assumed Date of Acquisition:  January 1, 1996)


                                                HEI              BoA
                                                and        Hawaii Division     Pro Forma
                                           Subsidiaries       Operations      Adjustments     Pro Forma
(in thousands)                             (Historical)      (Historical)         (C)         Combined
-------------------------------------------------------------------------------------------------------

REVENUES
Electric utility........................     $1,080,868           $     --             --    $1,080,868
Savings bank............................        271,402             89,542             --       360,944
Other...................................         58,302                 --             --        58,302
                                             ----------           --------       --------    ----------
                                              1,410,572             89,542             --     1,500,114
                                             ----------           --------       --------    ----------

EXPENSES
Electric utility........................        907,255                 --             --       907,255
Savings bank............................        231,346            105,080          2,988       339,414
   FDIC special
      assessment........................         13,835              2,278             --        16,113
Other...................................         69,890                 --             --        69,890
                                             ----------           --------       --------    ----------
                                              1,222,326            107,358          2,988     1,332,672
                                             ----------           --------       --------    ----------

OPERATING INCOME
(LOSS)
Electric utility........................        173,613                 --             --       173,613
Savings bank............................         26,221            (17,816)        (2,988)        5,417
Other...................................        (11,588)                --             --       (11,588)
                                             ----------           --------       --------    ----------
                                                188,246            (17,816)        (2,988)      167,442
                                             ----------           --------       --------    ----------
Interest expense --
   electric utility
   and other............................        (65,832)                --         (9,392)      (75,224)
Other, net..............................           (667)                --             --          (667)
Allowance for
   equity funds used
   during construction..................         11,741                 --             --        11,741
                                             ----------           --------       --------    ----------
INCOME (LOSS) BEFORE
   INCOME TAXES.........................        133,488            (17,816)       (12,380)      103,292
Income taxes (benefit)..................         54,830                 --        (12,078)       42,752
                                             ----------           --------       --------    ----------
NET INCOME (LOSS).......................     $   78,658           $(17,816)      $   (302)   $   60,540
                                             ==========           ========       ========    ==========
Historical and basic
   earnings per
   common share.........................     $     2.60                                      $     2.00
                                             ==========                                      ==========
Diluted earnings
   per common share.....................     $     2.59                                      $     1.99
                                             ==========                                      ==========
Dividends per
   common share.........................     $     2.41                                      $     2.41
                                             ==========                                      ==========
Weighted average
   number of common
   shares outstanding:
     Historical and basic...............         30,310                                          30,310
                                             ==========                                      ==========
     Diluted............................         30,388                                          30,388
                                             ==========                                      ==========

See notes to unaudited pro forma
 condensed combined financial
 statements.

              Hawaiian Electric Industries, Inc. and subsidiaries

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                    September 30, 1997 and December 31, 1996

                                  (Unaudited)


Basis of Presentation
---------------------

     In accordance with pro forma reporting requirements of Regulation S-X, the unaudited pro forma combined financial statements give effect to the acquisition of substantially all of the Bank of America, FSB (BoA) Hawaii Division deposits and certain of its branches and other assets by American Savings Bank, F.S.B.
(ASB), an indirect subsidiary of Hawaiian Electric Industries, Inc. (HEI), as if the acquisition had occurred on September 30, 1997 for the unaudited pro forma condensed combined balance sheet, and as if the acquisition had occurred on January 1, 1997 and January 1, 1996, respectively, for the unaudited pro forma condensed combined statements of income.

     Management does not believe that these Pro Forma Condensed Combined Financial Statements of HEI are indicative of the combined financial position or results of operations which may be obtained in the future. In addition, these Pro Forma Condensed Combined Financial Statements of HEI are not necessarily indicative of the combined financial position or results of operations which would have been realized had the acquisition been consummated during the periods or as of the dates for which the pro forma financial statements are presented. Among other things, these Pro Forma Condensed Combined Financial Statements of HEI do not give effect to the estimated earnings on cash and equivalent amounts received from BoA upon consummation, most of which cash was invested in interest-bearing assets, or reductions in the expenses of the acquired operations which management expects to achieve subsequent to the aforementioned acquisition.

     The pro forma information is based on the historical financial statements of HEI and the statements of assets to be sold and liabilities to be transferred and direct revenues and expenses before income taxes (hereinafter referred to as "Statements") of the acquired BoA Hawaii Division operations (filed with this report under Item 7(a)) after giving effect to the assumptions and adjustments set forth in the following notes to the pro forma financial statements. Pro forma adjustments are based on the following assumptions:

1. The transaction is accounted for as a purchase. Under this method of accounting, BoA assets acquired and liabilities assumed are adjusted to their estimated fair values and combined with the recorded book values of the assets and liabilities of HEI.

2. To maintain its "well-capitalized" classification subsequent to the acquisition, HEI Diversified, Inc. (a subsidiary of HEI and parent company of ASB) provided additional capital, amounting to $160 million to ASB, a portion of which was in the form of the purchase of ASB preferred stock and the balance of which was a capital contribution. The $160 million equity infusion was financed by HEI with 5.87% short-term debt and contributed by HEI to HEI Diversified, Inc. (HEIDI).

3. The Statements for BoA Hawaii Division do not include the effect of income taxes. The pro forma income tax benefit relating to BoA Hawaii Division operations was imputed using a tax rate of 40%, representing the combined statutory federal and state rates in effect for the periods presented.

     4. The expected useful lives/amortization periods of the significant assets acquired in this transaction are as follows:

          .    Goodwill - straight line; 25 years.
          .    Core deposit intangible - greater of actual attrition rate or 10%
               of original value (annually).
          .    Property, plant and equipment - straight line; 3 years to 39 years.

     5. The purchase price relative to this transaction is determined as follows (in thousands):

          .    Estimated fair value of liabilities assumed       $1,774,195
          .    Premium paid on certain deposit liabilities
               to be transferred (at 7%)                             92,352
                                                                 ----------
                                                                 $1,866,547
                                                                 ==========

     6. For purposes of these pro forma financial statements, the aforementioned purchase price has been allocated as follows (in thousands):

          .    Cash and equivalents                              $  869,654
          .    Loans receivable, net                                878,226
          .    Property, plant and equipment                         18,289
          .    Other assets                                           6,139
          .    Core deposit and other intangibles (excluding
               goodwill)                                             23,361
                                                                 ----------
                                                                  1,795,669
          .    Goodwill                                              70,878
                                                                 ----------
                                                                 $1,866,547
                                                                 ==========

          At the date of this filing, certain matters are pending that may have an effect on the ultimate allocation of the purchase price. However, management does not expect resolution of these pending matters to significantly alter the above allocation.

     The pro forma statements were prepared in accordance with the requirements of Article 11 of Regulation S-X. The reader is cautioned, however, that economic conditions (including prevailing interest rates) existing at the assumed dates of acquisition for pro forma purposes (September 30, 1997, January 1, 1997 and January 1, 1996) may be different from conditions existing at the actual date of closing (December 6, 1997).

Pro Forma Adjustments
---------------------

(A) This pro forma adjustment reflects the $160 million capital infusion into ASB by HEIDI that was financed by HEI with short-term debt.

(B) These pro forma adjustments reflect the allocation of the purchase price to assets acquired and liabilities assumed, including the adjustment of those assets and liabilities to their estimated fair values, and recognition of intangible assets (in thousands):

 . Increase in cash and equivalents --
    Decrease in due from BoA                                     $  792,857
    Premium paid on certain deposit liabilities to
    be transferred                                                  (92,352)
                                                                 ----------
                                                                    700,505
                                                                 ----------
 . Increase in loans receivable, net --
    Adjustment to estimated fair value                                2,194

 . Decrease in property, plant and equipment, net --
    Adjustment to estimated fair value                               (1,549)

 . Increase in goodwill and other intangibles --
     Excess purchase price over estimated fair value of
       net assets acquired (goodwill)                                70,878
     Core deposit intangible                                         20,276
     Adjustment for estimated fair value, mortgage servicing
       rights                                                         3,085
                                                                  ---------
                                                                     94,239
                                                                  ---------
 . Increase in deposit liabilities --
     Adjustment to estimated fair value                              (2,532)

(C) The following pro forma adjustments are included in the pro forma condensed combined statements of income for the nine months ended September 30, 1997 and the year ended December 31, 1996 (assuming an acquisition date of January 1, 1997 and January 1, 1996, respectively):

                                                          Nine Months Ended          Year Ended
(in thousands)                                            September 30, 1997      December 31, 1996
----------------------------------------------------------------------------------------------------
 . Increase in HEI interest expense on
  $160 million of short-term debt used
  to finance the equity infusion into ASB,
  assuming an interest rate of 5.87%                                 $(7,044)                $(9,392)

 . Purchase accounting and other
  acquisition related adjustments
  are as follows:

    Operating, administrative and
       general expenses:
         Amortization of goodwill                        $(2,126)                $(2,835)
         Amortization of core deposit
            intangible                                    (1,521)                 (2,028)
         Amortization of mortgage
            servicing rights                                (231)                   (309)
         Amortization of estimated
            fair value premium
            on loans receivable                             (329)                   (439)
         Amortization of estimated
            fair value premium
            on deposit liabilities                         2,279                   2,532
         Amortization of estimated
            fair value discount on
            property, plant and equipment                     68                      91
                                                         -------                 -------
                                                                      (1,860)                 (2,988)
                                                               -     -------                  ------
 . Pro forma adjustments to income (loss)
  before income taxes                                                 (8,904)                (12,380)

 . Decrease in income taxes:
    Income tax benefit related to
       pro forma adjustments (at 40%)                      3,562                   4,952
    Income tax benefit related to
       BoA Hawaii Division
       operations (at 40%)                                 6,242                   7,126
                                                         -------                 -------
                                                                       9,804                  12,078
                                                                     -------                --------
  Increase (decrease) in net income                                  $   900                $   (302)
                                                                     =======                ========


(c) Exhibits previously furnished (in Form 8-K dated December 6, 1997 and filed on December 19, 1997) in accordance with the provisions of Item 601 of Regulation S-K:

     Exhibits
     --------

     2.1 Purchase and Assumption Agreement dated as of May 26, 1997 Between Bank of America, FSB ("Seller") and American Savings Bank, F.S.B. ("Purchaser")
     2.2 Amendment No. 1 dated November 25, 1997 to Purchase and Assumption Agreement dated as of May 26, 1997 Between Bank of America, FSB ("Seller") and American Savings Bank, F.S.B. ("Purchaser")
     2.3 Exhibit A of Purchase and Assumption Agreement dated as of May 26, 1997 Between Bank of America, FSB ("Seller") and American Savings Bank, F.S.B. ("Purchaser") -- Statement Procedures -- procedures for preparation of the Statement (estimating the dollar values as of the Closing Date of the Assets and Liabilities expected to be transferred at the Closing), the Initial Final Statement and the Final Statement
     2.4 Covenant Not to Solicit Customers or Take Deposits dated December 5, 1997 executed by Bank of America, FSB ("Seller") in favor of American Savings Bank, F.S.B. ("Purchaser")
     2.5 Limited Guaranty dated December 5, 1997 executed by BankAmerica Corporation ("Guarantor") to and for the benefit of American Savings Bank, F.S.B. ("Purchaser")

The following exhibits and schedules were omitted from Exhibits 2.1 and 2.2:

Exhibit 2.1 Purchase and Assumption Agreement Dated as of May 26, 1997
----------------------------------------------------------------------

Exhibit B           Covenant Not to Solicit Customers or Take Deposits --
                    provided in final form as Exhibit 2.4
Exhibit C           Limited Guaranty -- provided in final form as Exhibit 2.5
Exhibit D           Bill of Sale and Assignment
Exhibit E           Calculation of Time Deposit Rate Penalty
Schedule 1.1(b)     Assumed Contracts -- Schedule which lists all assumed
                    contracts, including FF&E Agreements and contracts related to the Servicing Rights identified in Schedule 1.1(m)
Schedule 1.1(c)     Branches and Operating Sites in Hawaii Owned by Seller or
                    Leased or Subleased to Seller and Automated Teller Machines
                    (ATMs) in Hawaii Owned by Seller
Schedule 1.1(d)     List of Hawaii Division Employees of BoA
Schedule 1.1(j)     List of "Other Assets" to be Acquired by Purchaser
Schedule 1.1(k)     List of "Other Liabilities" to be Assumed by Purchaser
Schedule 1.1(l)     List of Permitted Exceptions -- First pages of title reports
                    (for identification purposes only) detailing defects in
                    title, title exceptions, liens and encumbrances with respect to certain properties in which the Seller has delivered to
                    Purchaser
Schedule 1.1(m)     List of Servicing Rights to be Acquired by Seller at Closing
Schedule 1.1(n)     Leases and Subleases of Seller's Tenants to be Transferred
                    to Purchaser
Schedule 1.1(o)-1   Knowledgeable Parties at Closing
Schedule 1.1(o)-2   Knowledgeable Parties at Closing
Schedule 5.2        No Conflict -- Refers to Schedule 5.9
Schedule 5.5        Leases and Tenant Leases
Schedule 5.8        List of Management Letters and Pricing Information
Schedule 5.9        Legal Proceedings
Schedule 5.12       Environmental Matters
Schedule 5.13       Changes since December 31, 1996
Schedule 5.14       IRA Plans and KEOGH Plans
Schedule 5.18 (a)   Loans Serviced by Third Parties

Exhibit 2.2   Amendment No. 1 dated November 25, 1997 to Purchase and Assumption
--------------------------------------------------------------------------------
Agreement Dated as of May 26, 1997
----------------------------------

Exhibit A      Memorandum dated September 29, 1997 from Rick Robel, SVP
               Operations Division of BoA to Allen Ono, EVP of ASB regarding forwarding of loan checks and State of Hawaii incoming wires
Exhibit B      Memoranda dated October 8, 1997 regarding incoming wires
Exhibit C      Memorandum dated October 10, 1997 from Anna Marie Springer, SVP of ASB to Chuck Sted, EVP of BoA regarding Delinquent PRA
               checking overdraft lines of credit
Exhibit D      Memorandum dated October 27, 1997 from Allen Ono, EVP of ASB to
               Rick Robel, SVP Operations Division of BoA memorializing
               agreements regarding the Closing Date, access to air conditioning space, check orders and check routing
Exhibit E      Memorandum dated November 17, 1997 from Abel Malczon, VP,
               Facilities Management of ASB to Allen Kubota, Manager/CRE of BoA
               regarding Early Entry to Designated Operating Site and Branches
Exhibit F      Memorandum dated July 18, 1997 from Chuck Sted, EVP of BoA to
               Arlene Nakamoto, EVP of ASB regarding Lanihau Extra Teller Window
Exhibit G      Memorandum dated September 5, 1997 from Chuck Sted, EVP of BoA to
               Ralph Nakatsuka, EVP of ASB regarding Loans Secured by Deposit
               Accounts
Exhibit H      Memorandum dated October 7, 1997 from Sarah Frizelle of BoA to
               Earl Inouye of BoA regarding Fixed Asset Settlement
Exhibit I      Memorandum dated November 14, 1997 from Anna Marie Springer, SVP of ASB to Chuck Sted, EVP of BoA regarding Foreign PRA's

The Company agrees to furnish a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      HAWAIIAN ELECTRIC INDUSTRIES, INC.
                                      (Registrant)


                                       /s/ Curtis Y. Harada
                                      ----------------------
                                      Curtis Y. Harada
                                      Controller
                                      (Principal Accounting Officer)

                                      Date: January 30, 1998

     BANK OF AMERICA, FSB - HAWAII DIVISION


     Statements of Assets to be Sold and Liabilities to be Transferred and Direct Revenues and Expenses Before Income Taxes and Schedules


     December 31, 1996 and September 30, 1997 (Unaudited)


     (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Bank of America, FSB:


We have audited the accompanying statement of assets to be sold and liabilities to be transferred of Bank of America, FSB - Hawaii Division (Division) as of December 31, 1996, and the related statement of direct revenues and expenses before income taxes for the year then ended. These statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of presenting historical financial data of the Division assets to be sold and liabilities to be transferred as of December 31, 1996, and the related direct revenues and expenses, excluding income taxes, for the year then ended to comply with the rules and regulations of the Securities and Exchange Commission. They are not intended to be a complete presentation of the financial position and results of operations of the Division.

In our opinion, the statements referred to above present fairly, in all material respects, the assets to be sold and liabilities to be transferred of the Bank as of December 31, 1996, and the direct revenues and expenses before income taxes for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included in Schedules 1 through 4 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the basic financial statements, and accordingly, we express no opinion on it.



/s/  KPMG Peat Marwick LLP


January 26, 1998

                    BANK OF AMERICA, FSB - HAWAII DIVISION

       Statements of Assets to be Sold and Liabilities to be Transferred

                   December 31, 1996 and September 30, 1997

                                (in thousands)

                                                                    SEPTEMBER 30,
                                               DECEMBER 31,             1997
                                                  1996               (UNAUDITED)
                                               ------------         ------------
Assets to be sold:

  Cash and due from banks                       $   97,146          $   76,797

  Loans receivable, net (note 3)                   906,464             876,032

  Premises and equipment, net (note 4)              21,535              19,838

  Accrued interest receivable                        4,864               5,082

  Due from Bank of America, FSB                    571,197             792,857

  Prepaid expenses and other assets                    584               1,057
                                                ----------          ----------

                                                $1,601,790          $1,771,663
                                                ==========          ==========

Liabilities to be transferred:

  Deposit liabilities (note 5)                  $1,591,532          $1,757,370

  Accounts payable and other liabilities            10,258              14,293
                                                ----------          ----------

                                                $1,601,790          $1,771,663
                                                ==========          ==========

See accompanying notes to statements of assets to be sold and liabilities to be transferred and direct revenues and expenses before income taxes.

                     BANK OF AMERICA, FSB - HAWAII DIVISION

         Statements of Direct Revenues and Expenses Before Income Taxes

                          Year ended December 31, 1996
                  and the nine months ended September 30, 1997

                                 (in thousands)


                                                                                     NINE MONTHS
                                                                                        ENDED
                                                                  YEAR ENDED         SEPTEMBER 30,
                                                                  DECEMBER 31,          1997
                                                                     1996            (UNAUDITED)
                                                                    -------            -------

Direct interest income                                              $75,976            $56,208
Direct interest expense (note 5)                                     48,975             43,468
                                                                    -------            -------

     Net direct interest income                                      27,001             12,740

Provision for loan losses                                               189                178
                                                                    -------            -------
     Net direct interest income after provision
        for loan losses                                              26,812             12,562
                                                                    -------            -------
Other direct revenues:
  Fee income on deposit liabilities                                  12,757             11,787
  Fee income on loans serviced for others (note 3)                      809                557
                                                                    -------            -------
                                                                     13,566             12,344
                                                                    -------            -------
Direct general and administrative expenses:
  Compensation and employee benefits                                 26,934             17,812
  Office occupancy (note 4)                                           5,405              4,898
  Federal insurance premiums                                          2,278                773
  Data processing                                                     2,095              1,603
  Equipment                                                           2,000              1,407
  Other                                                              19,482             14,019
                                                                    -------            -------

                                                                     58,194             40,512
                                                                    -------            -------
     Excess of direct expenses over
        direct revenues before income taxes                         $17,816            $15,606
                                                                    =======            =======

See accompanying notes to statements of assets to be sold and liabilities to be transferred and direct revenues and expenses before income taxes.

                     BANK OF AMERICA, FSB - HAWAII DIVISION

         Notes to Statements of Assets to be Sold and Liabilities to be
        Transferred and Direct Revenues and Expenses Before Income Taxes
                    December 31, 1996 and September 30, 1997
                     (Information as of September 30, 1997
                         and for the nine months ended
                        September 30, 1997 is unaudited)

1. BACKGROUND AND BASIS OF PRESENTATION

   On December 6, 1997, Bank of America, FSB (Bank) sold certain assets and transferred certain liabilities of its Hawaii Division (Division) to American Savings Bank (ASB) pursuant to a Purchase and Assumption Agreement (Agreement) executed by both parties on May 26, 1997. The accompanying financial statements have been prepared for the purpose of presenting historical financial data of the assets to be sold and liabilities to be transferred as of December 31, 1996 and September 30, 1997, and the related direct revenues and expenses, excluding income taxes, for the year ended December 31, 1996 and the nine months ended September 30, 1997. They are not intended to be a complete presentation of the financial position and results of operations of the Division and may not be indicative of the results after the acquisition by ASB.

   The statements of assets to be sold and liabilities to be transferred as of December 31, 1996 and September 30, 1997 and the statements of direct revenues and expenses before income taxes for the year ended December 31, 1996 and the nine months ended September 30, 1997 were prepared from the accounting records of the Division. The Division's accounting records include certain revenues and expenses which are based on transactions between the Division and third parties and certain revenues and expenses which are based on transactions with affiliated units, all of which are part of BankAmerica Corporation, parent of Bank of America, FSB. The affiliate transactions are compliant with applicable law and regulation and the related amounts approximate amounts which would be experienced if the transactions were with third parties. No allocation of federal and state income tax is made by the Bank to the Division. Further, no deferred income taxes are provided at the Division level. Accordingly, no provision for current or deferred income taxes is included in the statement of direct revenues and expenses for the year ended December 31, 1996, or the nine months ended September 30, 1997.

   Because the Division's accounting records do not hold separate assets to be sold, liabilities to be transferred, and direct revenues and expenses, certain assumptions were made in the determination of certain of those items as described below.

        LOANS RECEIVABLE TO BE SOLD. Loans receivable to be sold were estimated by specific identification of the contractual balance receivable of loans at December 31, 1996 and September 30, 1997 which did not meet the criteria of excludable loans defined in Article I of the Agreement. ASB, at its option, may purchase certain excludable loans upon closing, the effects of which are not considered in the determination of loans receivable to be sold at December 31, 1996 and September 30, 1997. Included in the definition of excludable loans are nonaccrual, past due, troubled debt restructured and problem loans. ASB has not opted to purchase these types of loans. All real estate loans to be sold are collateralized by properties located in the state of Hawaii.

        DUE FROM BANK OF AMERICA, FSB. Amounts due from Bank of America, FSB represent the amount of cash due to ASB upon closing. No interest amounts were imputed on this receivable.

        INTEREST INCOME. Interest income in the accompanying statement of direct revenues and expenses before income taxes was estimated. The average coupon yield for the major classes of loans receivable to be sold were multiplied by the total loans receivable to be sold as estimated at December 31, 1996 and September 30, 1997. The major classes of loans receivable to be sold are commercial real estate, commercial and industrial, fixed-rate first mortgage residential, adjustable-rate first mortgage residential, second mortgage residential and other consumer loans. Deferred loan fee amortization was not included in the yield as these amounts were not sold.

        INTEREST EXPENSE. Interest expense in the accompanying statement of direct revenues and expenses before income taxes is the contractual expense incurred on deposits based on the agreements for the various deposit products.

        PROVISION FOR LOAN LOSSES. The provision for loan losses was estimated as the change in the allowance for loan losses between December 31, 1995 and 1996, and between December 31, 1996 and September 30, 1997. Management of ASB and the Bank agreed on the method of calculating the allowance for loan losses under the Agreement as producing a result which reflected industry experience for the various classes of loans while taking into consideration factors related to the Hawaii market.

        GENERAL AND ADMINISTRATIVE EXPENSES. In estimating general and administrative expenses related to assets to be sold and liabilities to be transferred, management allocated each of the general and administrative expense balances per the general ledger between loan and deposit related expenses. The results of the allocation were multiplied by the ratio of loans to be sold to total loans receivable or to the ratio of deposit liabilities transferred to total deposit liabilities, as applicable.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   LOANS RECEIVABLE. Loans receivable are stated at the unpaid principal balance less the allowance for loan losses. Loan origination and commitment fees, purchase accounting premiums and discounts are not included as these amounts are not to be sold.

   The Bank's management provides valuation allowances for estimated losses on loans receivable at levels considered adequate to provide for potential losses. Several factors are collectively weighed by management in determining the adequacy of the allowance. These factors include management's review of the existing risks in the loan portfolio, prevailing economic conditions and historical loss experience. The Bank generally ceases the accrual of interest on loans that are more than 90 days past due or when there is reasonable doubt as to its collectibility. Subsequent recognition of interest income for such loans is generally on the cash method. No delinquent loans are included in the statement of assets to be sold and liabilities to be purchased.

   Bank management used significant judgment in estimating the allowance for loan losses. While management utilizes available information to recognize the allowance for loan losses, future additions may be necessary based on changes in economic conditions, particularly in the state of Hawaii. Accordingly, actual results could differ from this estimate.

   DEPRECIATION AND AMORTIZATION. Premises, equipment and leasehold improvements are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization expense was computed on a straight-line basis over the estimated useful lives of the assets or terms of the leases.

3. LOANS RECEIVABLE

   The components of loans receivable at December 31, 1996 and September 30, 1997 are summarized as follows:


                                                  DECEMBER 31, 1996                  SEPTEMBER 30, 1997
                                            -------------------------------      -------------------------------
                                                 WEIGHTED                           WEIGHTED
                                                 AVERAGE                            AVERAGE
                                                  RATE            AMOUNT              RATE               AMOUNT
                                            ---------------  --------------       ---------------     ----------
(dollars in thousands)
Commercial real estate                              8.74%   $    32,919               8.85%   $    44,782
Commercial and industrial                          10.28         21,763               9.55         46,074
First mortgages                                     8.04        715,249               8.17        645,918
Second mortgages                                    8.71        120,291               8.75        125,741
Loans secured by savings                            6.93          2,416               7.25          1,587
Checking overdraft lines of credit
                                                   16.13          5,366              16.02          5,750
Other consumer loans                               12.06         14,800              13.06         12,698
                                               ============   ----------         =========      ----------
                                                                912,804                           882,550
Less allowance for loan losses
                                                                  6,340                             6,518
                                                             ----------                        ----------

                                                            $   906,464                       $   876,032
                                                             ==========                        ==========

   At December 31, 1996 and September 30, 1997, the weighted average rates of loans receivable were 8.31% and 8.47%, respectively.

   The Bank services real estate loans for investors of $324 million and $297 million at December 31, 1996 and September 30, 1997, respectively, which are not included in the accompanying statement of assets to be sold and liabilities to be transferred. Fees earned for servicing loans are reported as income when the related mortgage loan payments are collected. Loan servicing costs are charged to expense as incurred.

4. PREMISES AND EQUIPMENT

   Premises and equipment to be sold at December 31, 1996 and September 30, 1997 are summarized as follows:

                                  DECEMBER 31,       SEPTEMBER 30,     ESTIMATED
                                      1996               1997         USEFUL LIVES
                                 --------------    ----------------   -----------
(in thousands)
Land                            $         1,606   $          1,606             --
Buildings                                14,586             14,930   2 yrs - 60 yrs
Furniture and equipment                  10,216             10,267   3 yrs - 33 yrs
Leasehold improvements                   13,030             13,162   3 yrs - 30 yrs
                                 --------------    ---------------
                                         39,438             39,965
Less accumulated
 depreciation and
 amortization                           17,903             20,127
                                --------------    ---------------

                                $       21,535     $       19,838
                                 =============    ===============

   Included in office occupancy expense in the accompanying statements of direct revenues and expenses before income taxes is depreciation and amortization expense of approximately $3.0 million and $2.4 million for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

   Certain premises are leased under agreements which expire at various dates in the future. Pursuant to such lease agreements, the Division incurred rent expense of $1.8 million and $1.5 million for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively (net of related sublease income of $1 million in 1996 and $0.8 million for the nine months ended September 30, 1997).

   At December 31, 1996, future minimum net rental payments pursuant to such operating lease agreements were as follows (in thousands):

                                  GROSS FUTURE                   NET FUTURE
                                    MINIMUM                       MINIMUM
                                    RENTAL        SUBLEASE         RENTAL
                                   PAYMENTS        INCOME         PAYMENTS
                                  ------------    --------       ----------
                   1997             $ 3,341         $  670         $ 2,671
                   1998               3,159            369           2,790
                   1999               2,606            175           2,431
                   2000               2,208             65           2,143
                   2001               1,564             48           1,516
                   Thereafter        16,970            900          16,070
                                    -------         ------         -------
                                    $29,848         $2,227         $27,621
                                    =======         ======         =======

5. DEPOSIT LIABILITIES

   The components of deposit liabilities at December 31, 1996 and September 30, 1997 are summarized as follows:

                                        DECEMBER 31, 1996                      SEPTEMBER 30, 1997
                                     -----------------------                -----------------------
                                    WEIGHTED                                WEIGHTED
                                    AVERAGE                                 AVERAGE
                                     STATED                                  STATED
   (dollars in thousands)             RATE           AMOUNT                   RATE          AMOUNT
                                     -----        ----------                -----        ----------
   Noninterest checking               --%         $  140,735                  --%        $  150,423
   Interest checking                 1.17            255,249                1.41            214,303
   Money market                      3.83            253,082                4.02            272,073
   Savings                           2.60            406,476                2.60            323,155
   Certificates of deposit           5.16            535,990                5.32            797,416
                                     -----        ----------                -----        ----------
                                     3.20%        $1,591,532                3.69%        $1,757,370
                                     =====        ==========                =====        ==========

   At December 31, 1996, certificate of deposit accounts of $100,000 or more amounted to $206 million. Maturities of these accounts at December 31, 1996 are as follows (in millions):

                 3 months or less                        $132
                 Over 3 months through 6 months            32
                 Over 6 months through 12 months           29
                 Over 12 months                            13
                                                         ----
                                                         $206
                                                         ====

   At September 30, 1997, certificate of deposit accounts of $100,000 or more amounted to $436 million. Maturities of these accounts at September 30, 1997 are as follows (in millions):

                3 months or less                           $246
                Over 3 months through 6 months               95
                Over 6 months through 12 months              69
                Over 12 months                               26
                                                           ----
                                                           $436
                                                           ====

   Interest expense on savings deposits by type of deposit was as follows:

                                                    NINE MONTHS
                                      YEAR ENDED       ENDED
                                      DECEMBER 31,  SEPTEMBER 30,
                                         1996          1997
                                      ------------  -------------
          (in thousands)

          Interest checking             $ 3,073        $ 2,376
          Money market                    7,314          8,058
          Savings                        12,314          7,103
          Certificates of deposit        26,274         25,931
                                        -------        -------
                                        $48,975        $43,468
                                        =======        =======

6. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

   Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires the disclosure of estimated fair values for the Division's financial instruments to be sold. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Division's holdings of a particular financial instrument. Because a limited or no market exists for a significant portion of the Division's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

   Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

   SHORT-TERM FINANCIAL INSTRUMENTS. The carrying amounts of short-term financial instruments are deemed to approximate fair values. Such instruments are considered readily convertible to cash and include cash and due from banks, accrued interest receivable and accounts payable and other liabilities.

   LOANS RECEIVABLE. For certain homogenous categories of loans, such as some conventional real estate loans, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics and estimated servicing. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

   DEPOSIT LIABILITIES. The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

   The estimated fair values of the Division's financial instruments at December 31, 1996 are as follows (in thousands):


ASSETS                                         CARRYING AMOUNT       ESTIMATED FAIR VALUE
----------------------------------------    ------------------    -----------------------

Cash and due from banks                             $   97,146                 $   97,146
Loans receivable, net                                  906,464                    912,641
Accrued interest receivable                              4,864                      4,864

LIABILITIES
----------------------------------------

Deposit liabilities                                 $1,591,532                 $1,589,661
Accounts payable and other liabilities                  10,258                     10,258

   At December 31, 1996, neither the commitment fees received on commitments to extend credit nor the fair value thereof were significant.

                                   Schedule 1

                     BANK OF AMERICA, FSB - HAWAII DIVISION

           Average Balances of Deposit Liabilities to be Transferred

                    December 31, 1996 and September 30, 1997

                                  (Unaudited)

The following table sets forth average balances of deposit liabilities to be transferred as of December 31, 1996 and September 30, 1997. Average balances have been calculated using the average month-end or daily average balances during the period.

                                       DECEMBER 31, 1996        SEPTEMBER 30, 1997
                                     ---------------------     -------------------
                                        AVERAGE    PERCENT     AVERAGE     PERCENT
(dollars in thousands)                  BALANCE   TO TOTAL     BALANCE    TO TOTAL
                                     ---------------------     -------------------
Deposit liabilities to be
  transferred:
  Demand                             $  328,039       22.6%    $  343,764     20.9%
  Savings and money market              662,248       45.5        642,113     39.1
  Time deposits                         464,373       31.9        658,050     40.0
                                     ----------      -----     ----------    -----

                                     $1,454,660      100.0%    $1,643,927    100.0%
                                     ==========      =====     ==========    =====

It was impracticable to estimate average balances of loans to be sold as of December 31, 1996 and September 30, 1997 due to the method of segregating loans to be sold.

See accompanying independent auditors' report.

                                   Schedule 2

                     BANK OF AMERICA, FSB - HAWAII DIVISION

                                Interest Expense

                    December 31, 1996 and September 30, 1997

                                  (Unaudited)

The following tables set forth average balances, interest expense and weighted average rates paid for deposit liabilities to be transferred for the year ended December 31, 1996 and the nine months ended September 30, 1997. Average balances have been calculated using the daily average balances during the period.


                                                AVERAGE        AVERAGE         AMOUNT
(dollars in thousands)                          BALANCE      YIELD/RATES     OF INTEREST
                                             ----------      -----------     -----------
Deposit liabilities to be transferred:
    Interest checking                        $  199,902         1.54%            $ 3,073
    Money market                                198,874         3.68               7,314
    Savings                                     463,374         2.66              12,314
    Certificates of deposit                     464,373         5.66              26,274
                                             ----------         -----            -------
                                             $1,326,523         3.69%            $48,975
                                             ==========         =====            =======

Nine months ended September 30, 1997:
    Deposit liabilities to be transferred:
      Interest checking                      $  210,901         1.50%            $ 2,376
      Money market                              275,748         3.90               8,058
      Savings                                   366,365         2.59               7,103
      Certificates of deposit                   658,050         5.25              25,931
                                             ----------         -----            -------
                                             $1,511,064         3.84%            $43,468
                                             ==========         =====            =======

It was impracticable to estimate average balances of loans to be sold as of December 31, 1996 and September 30, 1997 due to the method of segregating loans to be sold.

See accompanying independent auditors' report.

                                  Schedule 3

                    BANK OF AMERICA, FSB - HAWAII DIVISION

          Commercial Real Estate and Commercial and Industrial Loans

                               December 31, 1996

                                  (Unaudited)

The following table sets forth the maturities of commercial real estate and commercial and industrial loans to be sold as of December 31, 1996 (in thousands):


             Due in one year or less                       $13,817
             Due after one year through five years          22,175
             Due after five years                           18,690
                                                           -------

                                                           $54,682
                                                           =======

Of the total amount of commercial real estate and commercial and industrial loans to be sold that are due after one year, $22 million have predetermined interest rates and $19 million have adjustable rates at December 31, 1996.


See accompanying independent auditors' report.

                                  Schedule 4

                    BANK OF AMERICA, FSB - HAWAII DIVISION

                     Allowance for Loan Losses Allocation

                               December 31, 1996

                                  (Unaudited)

The allocation of the allowance for loan losses at December 31, 1996 and September 30, 1997 is summarized as follows:

                                           DECEMBER 31, 1996           SEPTEMBER 30, 1997
                                        ----------------------       ----------------------
                                                       PERCENT                     PERCENT
                                                       OF LOANS                    OF LOANS
                                                       IN EACH                     IN EACH
                                                       CATEGORY                    CATEGORY
                                                       TO TOTAL                    TO TOTAL
(dollars in thousands)                  AMOUNT          LOANS        AMOUNT         LOANS
                                        ------         --------      ------        --------
Commercial real estate                  $  412           3.61%       $  560           5.07%
Commercial and industrial                  332           2.38           683           5.22
First mortgages                          2,152          78.36         1,945          73.19
Second mortgages                           962          13.18         1,006          14.25
Loans secured by savings                     3           0.26             2           0.18
Checking overdraft lines of credit         261           0.59           267           0.65
Other consumer loans                       968           1.62           805           1.44
Unallocated                              1,250             --         1,250             --
                                        ------         -------       ------         -------
                                        $6,340         100.00%       $6,518         100.00%
                                        ======         =======       ======         =======

See accompanying independent auditors' report.

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